Exhibit 16(5):  Opinion as to Legality

VOYA LETTERHEAD

LAW / PRODUCT FILING UNIT
ONE ORANGE WAY, C2S
WINDSOR, CT 06095-4774

PETER M. SCAVONGELLI

ASSISTANT VICE PRESIDENT AND SENIOR COUNSEL

PHONE:  (860) 580-1631  |  EMAIL:  PETER.SCAVONGELLI@VOYA.COM

April 2, 2021

BY EDGARLINK

U.S. Securities and Exchange Commission

100 F Street, NE, Room 1580

Washington, DC 20549

Re:	Voya Retirement Insurance and Annuity Company
S-3 Initial Registration Statement
Prospectus Title: Voya Multi-Rate Annuity

Ladies and Gentlemen:

The undersigned serves as counsel to Voya Retirement Insurance and Annuity Company, a Connecticut domiciled corporation (the “Company”).

In connection with this opinion, I have reviewed the Post-Effective Amendment to the above-referenced Registration Statement on Form S-3. This filing describes the Voya Multi-Rate Annuity group or individual, single purchase payment, modified guaranteed deferred annuity contracts (the “Contracts”) offered by the Company. I have also examined, or supervised the examination of, originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies. On the basis of this examination, it is my opinion that:

1.   The Company was organized in accordance with the laws of the State of Connecticut and is a duly authorized stock life insurance company under the laws of Connecticut and the laws of those states in which the Company is admitted to do business;

2.   The Company is authorized to issue Contracts in those states in which it is admitted and upon compliance with applicable local law;

3.   The Contracts, when issued in accordance with the prospectus contained in the aforesaid registration statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms;

4.   The interests in the Contracts will, when issued and sold in the manner described in the registration statement, be legal and binding obligations of the Company and will be legally and validly issued, fully paid, and non-assessable.

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U.S. Securities and Exchange Commission

I hereby consent to the filing of this opinion as an exhibit to the aforesaid registration statement. In giving this consent I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Peter M. Scavongelli

Peter M. Scavongelli

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